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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We agree to the incorporation by reference in Registration Statements Nos. 33-88124, 33-88180, 333-09623, 333-39060, 333-39061, 333-39064, 333-39290, 333-61588, 333-101444 and 333-100716 on Form S-8 of Shuffle Master, Inc. of our report, dated December 11, 2002, on our audit of the financial statements of Shuffle Master, Inc. as of October 31, 2002 and 2001 and for the three years ended October 31, 2002 appearing in this annual report on Form 10-K for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada January 24, 2003

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT